PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:              1905

                            Merrill Lynch & Co., Inc.

                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes


Principal Amount:              $60,000,000

CUSIP Number:                  59018S 4D3

Interest Rate:                 6.735%

Original Issue Date:           Feb. 28, 2000

Stated Maturity Date:          Feb. 28, 2001

Interest Payment Dates:        At Maturity

Repayment at the Option
of the Holder:                 The Notes  cannot be repaid  prior to the  Stated
                               Maturity Date.

Redemption at the Option
of the Company:                The Notes cannot be redeemed  prior to the Stated
                               Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                       The Chase Manhattan Bank

Dated:                         Feb. 23, 2000